Exhibit 23.1

CONSENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
NeoMedia Technologies, Inc.

We hereby consent to the incorporation by reference in this Registration Statement under the Securities Act of 1933 on Form S-8, of our report dated March 25, 2011, on the consolidated financial statements of NeoMedia Technologies, Inc. (the “Company”) as of and for the years ended December 31, 2010 and 2009, which appear in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

/s/ Kingery & Crouse PA

Kingery & Crouse, P.A.
Certified Public Accountants

Tampa, Florida

April 21, 2011